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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

DAVE & BUSTER'S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of Incorporation)	0000943823 (Commission File Number)	43-1532756 (IRS Employer Identification Number)
2481 Manana Drive Dallas TX 75220 (Address of principal executive offices)

Registrant's telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 of the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 7.01. Regulation FD Disclosure

        On February 16, 2006, Dave & Buster's, Inc. (the "Company"), together with WS Midway Holdings, Inc., issued a press release announcing the proposed private placement of $175 million aggregate principal amount of senior notes. The net proceeds from the sale of the senior notes are expected to be used to finance, in part, the acquisition of the Company by WS Midway Holdings, Inc., an affiliate of Wellspring Capital Management LLC, a New York-based private investment firm. The acquisition will be effected by the merger of WS Midway Acquisition Sub, Inc., a wholly-owned subsidiary of WS Midway Holdings, Inc., with and into the Company, with the Company remaining as the surviving entity. Attached hereto as Exhibit 99.1 are excerpts from the preliminary offering memorandum, dated February 17, 2006, relating to the senior notes.

        The information furnished pursuant to this Current Report on Form 8-K (including exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future that such information is to be considered "filed" or incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits.    The following are filed as Exhibits to this Report.

99.1
Excerpts from Preliminary Offering Memorandum, dated February 17, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER'S, INC.
Date: February 17, 2006	By:	/s/ W.C. HAMMETT, JR. W.C. Hammett, Jr. Chief Financial Officer

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SIGNATURES